SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)

                                  April 7, 2003




                            PERFECT HEALTH CARE CORP.
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             (Exact Name of Registrant as Specified in its Charter)


                                    Nevada
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                 (State or Other Jurisdiction of Incorporation)


           000-30697                             48-1302159
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    (Commission File Number)         (IRS Employer Identification Number)


                  437 N. GRANT STREET, SALT LAKE CITY, UT 84116
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (702) 320-5913
                                                           --------------

                               LOVE CALENDAR, INC.
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         (Former name or former address, if changed since last report)



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ITEM 5  -  OTHER INFORMATION

On April 7, 2003 Love Calendar, Inc. ("LOVE") completed its redomiciliation to Nevada by merging with Perfect Health Care Corp. ("PHHC"), a newly-formed Nevada corporation created for the purpose of effecting the redomiciliation. Under the Plan of Reorganization adopted by unanimous consent of the Dirctors and approved by the Shareholders of LOVE, each share of LOVE common stock outstanding immediately prior to the merger became exchangeable for the right to receive one share of Perfect Health Care Corp. common stock, $.001 par value. The officers and directors of LOVE became the officers and directors of PHHC, and the assets and liabilities of LOVE became the assets and liabilities of PHHC. The Articles of Incorporation and Bylaws of PHCC provide for substantially the same shareholder rights and privileges as were afforded shareholders of LOVE.

As a successor entity to Love Calendar, Inc., PHCC's shares are deemed to be registered under Section 12(g) of the Exchange Act. The shares are being issued without registration in reliance upon exemptions provided in Section 3(a)(9) and Rule 145 under the Securities Act of 1933, as amended. LOVE has been subject to the reporting requirements of the Exchange act since July 2000. The last report filed by LOVE was its Quarterly Report on Form 10-QSB for the period ended December 31, 2002.



ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS


(C) Exhibits filed herewith


Exhibit No.    Description
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2.1            Plan of Reorganization
3.1            Articles of Incorporation
3.2            Bylaws



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                                   SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2003                       PERFECT HEALTH CARE CORP.



                                     By:/s/ Jenifer Ayers
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                                     Jenifer Ayers, President